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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

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                                    FORM 8-A
               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                           MS STRUCTURED ASSET CORP.
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             (Exact Name of Registrant as Specified in Its Charter)


                DELAWARE                                  13-4026700
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(State of Incorporation or Organization)      (IRS Employer Identification no.)


    1585 Broadway, New York, New York                        10036
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(Address of Principal Executive Offices)                   (Zip Code)

If this Form relates to the registration   If this Form relates to the
of a class of securities pursuant to       registration of a class of securities
Section 12(b) of the Exchange Act and      pursuant to Section 12(g) of the
is effective pursuant to General           Exchange Act and is effective
Instruction A.(c), please check the        pursuant to General Instruction
following box. [X]:                        A.(d), please check the following
                                           box. [ ]

Securities Act registration statement file number to which this form relates:
333-101155

Securities to be registered pursuant to Section 12(b) of the Act:


       Title of Each Class                     Name of Each Exchange on Which
       to be so Registered                     Each Class is to be Registered
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CBT Series 2003-1 Units Trust, Corporate      THE AMERICAN STOCK EXCHANGE LLC
Bond TRACERS(SM) Units

Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
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                                (Title of Class)


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     Item 1. Description of the Registrant's Securities to be Registered.

     For a description of the securities to be registered hereunder, reference is made to the information under the heading "Description of Units" on pages 44 through 63 of the Registrant's Prospectus, dated March 5, 2003 (Registration No. 333-101155), as supplemented by the information under the heading "Description of Corporate Bond TRACERS Units" on pages S-17 through S-27 of the Registrant's related Prospectus Supplement, dated September 9, 2003, which information is incorporated herein by reference and made part of this Registration Statement in its entirety.

     Item 2. Exhibits.

     The following documents are filed as exhibits hereto:

     4.1 Proposed form of Global Unit evidencing the Corporate Bond TRACERS(SM) Units.



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                                   SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.



                                                 MS STRUCTURED ASSET CORP.
                                                 (Registrant)


Date: September 25, 2003                         By: /s/ John Kehoe
                                                     ---------------------------
                                                     Name:  John Kehoe
                                                     Title: Vice President



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                               INDEX TO EXHIBITS



Exhibit No.                                                           Page No.

4.1  Proposed form of Global Unit evidencing the Corporate Bond
     TRACERS(SM) Units                                                  A-1




                                  Page 4 of 4